UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 20, 2017 (Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 23, 2017, EnteroMedics Inc. (the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering of (i) 751,412 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), (ii) 3,111,299 Common Stock Purchase Warrants (“Warrants”), (iii) 12,531 Shares of Series A Convertible Preferred Stock, (iv) 466,695 shares of Common Stock pursuant to exercise of the overallotment option, and (v) 466,695 Warrants pursuant to exercise of the overallotment option. The Company received gross proceeds of $19.0 million, which includes the full exercise of the underwriters’ over-allotment option to purchase additional shares of Common Stock and Warrants, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the closing of the Offering, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) on January 20, 2017, pursuant to which Wells Fargo will serve as the Company’s Warrant Agent for the Offering. The Warrant Agency Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Further information on the terms of the Offering can be found on the Company’s Registration Statement on Form S-1 (File No. 333-213704), which was declared effective by the United States Securities and Exchange Commission on January 17, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Warrant Agency Agreement, by and between EnteroMedics Inc. and Wells Fargo Bank, National Association, dated January 20, 2017.

99.1	Press Release issued by EnteroMedics Inc. dated January 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Date: January 24, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Warrant Agency Agreement, by and between EnteroMedics Inc. and Wells Fargo Bank, N.A., dated January 20, 2017.

99.1	Press Release issued by EnteroMedics Inc. dated January 23, 2017.